As filed with the Securities and Exchange Commission on March 29, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MAXLINEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	14-1896129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

(Address, including zip code and telephone number, of principal executive offices)

2010 EQUITY INCENTIVE PLAN

2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Kishore Seendripu, Ph.D.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(Name and address of agent for service)

(760) 692-0711

(Telephone number, including area code, of agent for service)

Copies to:

Robert F. Kornegay

Anthony G. Mauriello

Daniel R. Koeppen

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock ($0.0001 par value) outstanding under the 2010 Equity Incentive Plan	9,231,306 shares (2)	$18.26 (3)	$168,563,647.56	$12,018.59
Class A Common Stock ($0.0001 par value) to be issued under the 2010 Employee Stock Purchase Plan	645,827 shares (4)	$15,521 (5)	$10,023,880.87	$714.71
TOTAL	9,877,133 shares		$178,587,528.43	$12,733.30

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals. This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the 2010 Equity Incentive Plan.
(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Class A common stock as reported on the New York Stock Exchange on March 26, 2010.
(4)	This subtotal represents the number of shares authorized to be issued under the 2010 Employee Stock Purchase Plan.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of our common stock as reported on the New York Stock Exchange on March 26, 2010. Pursuant to the 2010 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Class A common stock shall be an amount equal to 85% of the fair market value of a share of Class A common stock on the Offering Date or the Exercise Date (each as defined in such plan), whichever is lower.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

MaxLinear, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) Our prospectus filed pursuant to Rule 424(b) under the Securities Act with the Commission on March 24, 2010, relating to our Registration Statement on Form S-1 (File No. 333-162947) and which includes audited financial statements for our latest fiscal year; and

(2) The description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-34666) filed with the Commission on March 18, 2010, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has adopted an amended and restated certificate of incorporation that contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation and its amended and restated bylaws provide that the Registrant is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to the Registrant’s amended and restated certificate of incorporation or amended and restated bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. The Registrant has entered and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions that are contained in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

See also Registrant’s undertakings in Section 9 of this Registration Statement.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1*	Specimen Class A Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-162947), as amended (“Registrant’s Form S-1”)).

4.2*	2010 Equity Incentive Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibits 10.6 and 10.7 to the Registrant’s Form S-1).

4.3*	2010 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Form S-1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on form S-1, as amended (Registration No. 333-162947), as declared effective on March 23, 2010.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 29th day of March, 2010.

MAXLINEAR, INC.

By:	/S/ KISHORE SEENDRIPU
Kishore Seendripu, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kishore Seendripu, Ph.D., Joe D. Campa and Patrick E. McCready, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ KISHORE SEENDRIPU Kishore Seendripu, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 29, 2010

/S/ JOE D. CAMPA Joe D. Campa	Vice President, Finance and Treasurer (Principal Financial Officer)	March 29, 2010

/S/ PATRICK E. MCCREADY Patrick E. McCready	Chief Accounting Officer and Controller (Principal Accounting Officer)	March 29, 2010

/S/ CURTIS LING Curtis Ling, Ph.D.	Director and Chief Technical Officer	March 29, 2010

/S/ EDWARD E. ALEXANDER Edward E. Alexander	Director	March 29, 2010

/S/ KENNETH P. LAWLER Kenneth P. Lawler	Director	March 29, 2010

/S/ DAVID LIDDLE David Liddle, Ph.D.	Director	March 29, 2010

/S/ ALBERT J. MOYER Albert J. Moyer	Director	March 29, 2010

/S/ THOMAS E. PARDUN Thomas E. Pardun	Director	March 29, 2010

/S/ DONALD E. SCHROCK Donald E. Schrock	Director	March 29, 2010

MAXLINEAR, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Specimen Class A Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-162947), as amended (“Registrant’s Form S-1”)).

4.2*	2010 Equity Incentive Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibits 10.6 and 10.7 to the Registrant’s Form S-1).

4.3*	2010 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Form S-1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on form S-1, as amended (Registration No. 333-162947), as declared effective on March 29, 2010.